CORCAP, INC. POOLED PENSION INVESTMENT TRUST

     THIS TRUST AGREEMENT, effective this 1st day of July, 1988 is made by and between Corcap, Inc., a corporation organized and existing under the laws of the State of Nevada (hereinafter the "Company"), and John E. Sundman, of the Town of West Hartford, County of Hartford and the State of Connecticut (hereinafter the "Trustee").

                       W I T N E S S E T H:

     WHEREAS, the Company and the "Affiliate Companies" described in
Article II hereof have adopted the employee pension benefit plans listed in Exhibit A attached hereto, and may hereafter adopt one or more other plans which by agreement of the Company and the Trustee may be covered by this Agreement (each of which shall hereinafter be referred to individually as the "Plan" and all of which shall hereinafter be referred to collectively as the "Plans"); and

     WHEREAS, the Plans provide for contributions to a trustee, to be held, in trust, for the exclusive benefit of participants in the respective Plans and their beneficiaries after payment of the reasonable expenses of administering the respective Plans; and

     WHEREAS, the Company desires to establish a single trust providing for the pooled investment and administration of the assets of said trusts with the Trustee as trustee, and the Trustee is willing to serve as trustee of such trust; and

     WHEREAS, pursuant to a divisive reorganization, certain former employees of Lydall, Inc. and its subsidiaries have become employees of the Company and its Affiliated Companies and are or will become participants in the Plans; and

     WHEREAS, the Company and its Affiliates have agreed to pay through the Plans benefits accrued for certain transferred employees, terminated vested employees, and retirees under certain plans previously sponsored by Lydall and its subsidiaries; and

     WHEREAS, Lydall has agreed to transfer assets to a trustee designated by the Company to pay such benefits; and

     WHEREAS, the amount set forth on Exhibit B attached hereto shall be transferred to the Trustee hereunder (the "Transferred Amounts") and such amounts shall be allocated to the Plans listed on Exhibit A as set forth on Exhibit B.

     NOW, THEREFORE, in consideration of the premises and mutual and dependent promises herein, the parties hereto covenant and agree as follows:



                          ARTICLE I

                    ESTABLISHMENT OF TRUST

     SECTION 1.1 This Trust shall be known as the "Corcap, Inc. Pooled Pension Investment Trust," hereinafter the "Trust," and the Trustee shall receive and hold in trust any contributions, in cash or other property acceptable to him/her, received from the Company, an Affiliate Company, or any participant in a Plan, pursuant to the terms of a Plan. Such contributions shall include the Transferred Amounts with respect to any Plan, and any cash or other property of any other trust qualified under
Section 401 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), and maintained pursuant to any Plan hereinafter covered by this Agreement. Such contributions, together with the income and gains thereon, less any payments or other distributions therefrom, shall constitute the Trust Fund. Each such contribution shall specify the Plan pursuant to which it is being deposited with the Trustee.

     SECTION 1.2 The Trustee, who may be an institution or an individual, shall hold, manage, invest and otherwise administer the Trust Fund pursuant to the terms of this Trust Agreement. The Trustee shall be responsible only for contributions actually received by him/her hereunder. The Trustee shall have no duty or authority to ascertain whether any contributions should be made to him/her pursuant to the Plans or to bring any action or proceeding to enforce any obligation to make any such contribution.

                         ARTICLE II

     AFFILIATE COMPANIES, PARTICIPATING PLANS AND ADMINISTRATORS

     SECTION 2.1 The Plans whose assets are initially to be held in the Trust Fund are listed in Exhibit A attached hereto. The Company may at any time, with the consent of the Trustee, designate any other plan maintained by the Company or an Affiliate Company (as described in SECTION 2.2 hereof) as a Plan whose assets are to be held in whole or in part in the Trust Fund. Each such Plan shall be qualified under SECTION 401(a) of the Code.

     SECTION 2.2 Any subsidiary of the Company that has adopted a Plan, pursuant to a resolution of the Board of Directors thereof, may become an "Affiliate Company" by delivery to the Trustee of a certified copy of such resolution and any additional written instruments requested by the Trustee. Any contribution made by, or on behalf of, an Affiliate Company or the employees of an Affiliate Company, together with the income and gains thereon, shall be held by the Trustee as part of the Trust Fund unless segregated in a separate trust as provided in SECTION 2.5 or 2.6 hereof.

     SECTION 2.3 Each Affiliate Company appoints the Board of Directors of the Company as its agent to exercise all the powers and authority conferred upon the Company by this Agreement including the power to amend or terminate the Trust Agreement, and shall be bound by the decisions, instruction, actions and directions of the Company under this Trust Agreement. The Trustee shall be fully protected by the Company and each Affiliate Company in relying upon such decisions, instructions, actions and direction of the Company. The Trustee shall not be required to give notice to or obtain the consent of any Affiliate Company with respect to any action which is taken by the Trustee pursuant to this Trust Agreement, and the Company shall have the sole authority to enforce this Trust Agreement on behalf of any Affiliate Company. The authority of the Board of Director of the Company to act as agent for any Affiliate Company shall terminate only upon written notice to the Trustee from the Company or an Affiliate Company that the part of the Trust Fund held for the benefit of the employees of an Affiliate Company shall be segregated in a separate trust as provided in SECTION 2.5 or 2.6 hereof.

     SECTION 2.4 Each Plan covered by this Agreement shall have a Named Fiduciary for administration of the Plan who shall be the Plan Administrator and who has authority to manage and control operation of the Plan and to act for the Company or Affiliate Company. All such Administrators shall hereinafter be referred to collectively as the "Administrators." The Administrator may be a committee or an individual.



     SECTION 2.5 The Administrator of the Plan may at any time direct the Trustee in writing to segregate from the Trust Fund all or part of the Plan's equitable share of the Trust Fund. The Trustee shall follow the Administrator's direction. Any part of the Trust Fund segregated pursuant to such direction shall thereafter be held under a separate trust identical in terms to the Trust hereby established.

     SECTION 2.6 Upon receipt of notice from the Company or an Administrator of the termination, disqualification under SECTION 401(a) of the Code, or withdrawal from the Trust Fund of any Plan or part thereof, the Trustee shall withdraw and segregate the share of the assets of the Trust Fund allocable to such Plan or part thereof and shall either dispose of such segregated share in accordance with the directions of the Administrator or hold such segregated share, in trust, as a separate trust governed by the provisions of this Trust Agreement.


                           ARTICLE III

           DUTIES OF THE COMPANY, THE AFFILIATE COMPANIES
                        AND THE ADMINISTRATORS

     SECTION 3.1 The Company shall provide the Trustee with a copy of each Plan and all amendments thereto and of the resolutions of the Board of Directors of the Company or an Affiliate Company and a list of all Plan Administrators. The Trustee may rely on any certification, notice or direction of the Company or an Affiliate Company that the Trustee believes to have been signed by a duly authorized officer or agent of the Company or an Affiliate Company or by any Named Fiduciary identified to the Trustee by the Company. The Company and the Affiliate Companies shall be responsible for keeping accurate books and records with respect to their respective employees, the compensation of such employees, and the rights and interests of such employees in the Trust Fund.

     SECTION 3.2 The Company and the Affiliate Companies shall make their contributions to the Trust in accordance with appropriate corporate action, and shall deliver other contributions received by them as soon as practicable after the receipt thereof by the Company or an Affiliate Company.

     SECTION 3.3 From time to time as any changes therein are made, the Company shall communicate to the Trustee in writing the current funding policy and the method that has been established to achieve the objectives of the Plans.

     SECTION 3.4 The Company and the Affiliate Companies shall indemnify and hold harmless the Trustee for any liability or expenses, including, without limitation, reasonable attorneys' fees, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Trust Fund, other than those resulting from his/her negligence, willful misconduct or lack of good faith.

     SECTION 3.5 The Trustee may from time to time consult with counsel (who may be counsel for the Company) and shall be fully protected in acting upon the advice of counsel.

     SECTION 3.6 The Trustee shall be fully protected in relying upon any written instruction or direction of the Administrator and, if the Administrator is a committee, in relying upon the certification of an officer or agent of the Company as to the membership of the Administrator as it then exists, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee. The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by him/her to be genuine. The Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth, accuracy and authority of the statements therein contained. The Trustee shall not be liable for the proper application of any part of the Fund if action is taken by the Trustee in accordance with the written directions of the Administrator as herein provided.


                           ARTICLE IV

            INVESTMENT AND ADMINISTRATION OF THE TRUST FUND

     SECTION 4.1 The Trustee shall discharge his/her duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable in discharging his/her duties hereunder including, without limitation, his/her duty to invest and reinvest the Trust Fund, if he/she acts in good faith and in accordance with the terms of this Trust Agreement and any applicable Federal or state laws, rules or regulations.

     SECTION 4.2 Except as provided in SECTION 4.3 hereof, the Trustee shall have the power to invest and reinvest the Trust Fund in its sole discretion as follows:

     A. To invest and reinvest in any property, real, personal or mixed, whether situated in the United States or a foreign jurisdiction and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee or any affiliate thereof), exchange listed options on securities, including puts and calls, commodities future contracts, forward contracts, leveraged contractors, commodity options, land and buildings, leaseholds, mortgages, certificates of deposit or demand or time deposits, shares of investment companies and mutual funds, interest in partnerships and trust, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interest or rights, and to open margin accounts in securities and commodities, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

     B. To invest and reinvest all or any portion of the Trust Fund collectively with funds or other trusts qualifying under SECTION 401 of the Code, in or through the medium of any other common, collective or commingled trust fund that may be established and maintained by any state or national bank or banking association;

     C.  To retain any property at any time received by the Trustee;

     D. To sell or exchange any property held by him/her at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

     E. To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by him/her and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

     F. To deposit any property held by him/her with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

     G. To extend the time of payment of any obligation held by the Trustee;

     H. To hold uninvested any monies received by the Trustee, without liability for interest thereon, until such monies shall be invested, reinvested or disbursed;

     I. To exercise all voting or other rights with respect to any property held by him/her and to grant proxies, discretionary or otherwise;

     J. For the purposes of the Trust, to borrow money from others, to issue his/her promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by him/her;

     K. To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by him/her directly or through any corporation, either alone or by joining with others, using other Trust assets for any such purposes, and to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

     L. To employ suitable agents or counsel, who may be counsel to the Company, and to pay their reasonable expenses and compensation;

     M. To cause any property held by him/her to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

     N. To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless he/she shall have been indemnified by the Company and the Affiliate Companies to his/her reasonable satisfaction against liability or expenses he/she might incur therefrom;

     O. To organize under the laws of any state or county a corporation or trust for the purpose of acquiring and holding title to any property which he/she is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

     P. Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund.

     SECTION 4.3 The Trustee may appoint one or more "Investment Managers" as that term is defined in SECTION 3(38) of the Employee Retirement Income Security Act of 1974, as amended from time to time. Such an Investment Manager shall be (i) a registered investment advisor under the Investment Advisers Act of 1940, (ii) a bank, as defined in that Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state. The Trustee may contract with and transfer funds to an Investment Manager for investment. The Investment Manager shall, unless its appointment provides otherwise, have the power to direct the Trustee in the exercise of the powers described in Paragraphs A through K inclusive of SECTION
4.2 hereof with respect to all or part of the Trust Fund which remains with the Trustee. The Trustee shall exercise his/her investment powers as directed in writing by the Investment Manager, unless he/she knows that such direction is a breach of the Investment Manager's duty to act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. If more than one Investment Manager is appointed, each shall have the right to direct the Trustee, in accordance with the provisions of the preceding sentence, as to such part of the Trust Fund as the Trustee shall specify. The Trustee shall not be liable for any diminution in the value of the Trust Fund as a result of following any such direction of an Investment Manager or as a result of not exercising any such powers in the absence of any such direction.

     The Trustee shall have full authority to invest and reinvest any part of the Trust Fund with respect to which no Investment Manager has been appointed, and shall not be required to follow the directions of any other person, including without limitation the Company, as to such part of the Trust Fund notwithstanding any provision in the Plans to the contrary.

     For efficiency or convenience of investment or administration, the Trust Fund may be divided into such one or more sub-funds as the Trustee may deem advisable.

     SECTION 4.4 No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     SECTION 4.5 The Trustee shall distribute for each Plan cash or property (and shall stop such distributions) from the Trust Fund at such time or times, to such person or persons, including a paying agent or agents, and for such purposes as designated by the Administrator of such Plan in writing. Any cash or property so distributed to any paying agent shall be held in trust by such payee until disbursed in accordance with the applicable Plan. Upon written direction by the Administrator of a Plan, the Trustee shall distribute that part of the Trust Fund, or a portion thereof, held for such Plan as specified in such direction to any other trust established for the purpose of funding benefits under the applicable Plan or under any other plan qualifying under SECTION 401 of the Code established for the benefit of the participants in such Plan or their beneficiaries by the Company or the Affiliate Company or any successor or transferee thereof. The Trustee shall charge any distribution against the Trust Fund share of such Plan as the written directions shall designate.

     In directing the Trustee to make any such distribution (or to stop any such distribution), the Administrator of each Plan shall follow the provisions of such Plan and, except as provided in SECTIONs 8.2 and 11.1 hereof, shall not direct that any payment be made, either during the existence or upon the discontinuance of such Plan, that would cause any part of the equitable share of such Plan in the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the participants in such Plan, pursuant to the provisions of such Plan. Any written direction of an Administrator shall constitute a certification that the distribution so directed is one that the Administrator is authorized to direct, and the Trustee need not make any further investigation.

     The Trustee may make any distribution required hereunder by mailing his/her check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no address shall have been so furnished, to such person in care of the Administrator, or (if so directed) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer.

     SECTION 4.6. Anything in this Trust Agreement to the contrary notwithstanding, the Trustee may condition his/her delivery, transfer or distribution of any cash or other property from the Trust Fund upon the Trustee's receiving assurances satisfactory to him/her that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

                             ARTICLE V

          TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

     SECTION 5.1. The Trustee shall pay out of the Trust Fund any Federal, state, or local taxes on the Trust Fund, or any part thereof, or the income therefrom, or which the Trustee is required to pay with respect to the interest of any person therein as well as any expenses directly relating to the investments of the Fund such as brokerage commissions, registration charges, etc.

     SECTION 5.2. Other expenses incurred by the Trustee in performance of his/her duties, including reasonable fees for accounting, actuarial, advisory and legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee, and all other proper charges and disbursements of the Trustee, administrative expenses of the Plan including all fees and retainers of the Plan's consultant, administrator, auditors and counsel may be paid by the Company. If and to the extent that the Company does not pay all or part of such expenses, the Trustee shall pay such expenses and charge the payment thereof against the assets of the Trust Fund. Until paid, any such fee and expenses shall constitute a charge against the Fund.

     SECTION 5.3.  Any amount paid from the Trust Fund pursuant to this
Article V which is specifically allocable to a particular Plan or Plans shall be charged against the equitable share of such Plan; any such amount which is allocable to all of the Plans shall be charged against the Trust Fund as a whole.


                             ARTICLE VI

                        Accounts - Reports

     SECTION 6.1. The Trustee shall keep books of account that show all his/her receipts and disbursements hereunder. The books of account of the Trustee with respect to the Trust Fund shall be open to inspection by the Company and the Administrators, or their representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company or an Administrator.

     SECTION 6.2. The Trustee shall maintain a separate account reflecting the equitable share in the Trust Fund of each Plan. No portion of the corpus of each such equitable share and the income earned thereon shall be used or diverted to any purposes other than for the exclusive benefit of the employees or their beneficiaries who are entitled to benefits under such participating Plan.

     SECTION 6.3. Within a reasonable time after the close of each fiscal year of the Trust or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company and each Administrator an account of his/her acts and transactions as Trustee during such fiscal year or during such period from the close of the last fiscal year to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Trust Fund and the equitable share of each Plan. Any such account shall be deemed accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days or receipt thereof by the Company.

     The Trustee or the Company shall have the right to apply a any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions.
In any such action or proceeding, it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other parties as he/she may deem appropriate), and any judgment or decree entered therein shall, to the extent permitted by law, be conclusive.

     SECTION 6.4. Anything in this Trust Agreement to the contrary notwithstanding, with respect to any assets of the Trust Fund as to which an Investment Manager has been appointed pursuant to SECTION 4.3 hereof and as to any other assets which are under the control of any person or entity other than the Trustee, the Trustee may rely for all purposes of this Trust Agreement, including for the purpose of determining the value of such assets as of any valuation date, on any certified appraisal or other form of valuation submitted to him/her by the Investment Manager or by the person or entity controlling such assets.


                             ARTICLE VII

       RESIGNATION, REMOVAL AND REPLACEMENT OF TRUSTEE

     SECTION 7.1. The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company or (ii) the effective appointment of a successor trustee.

     SECTION 7.2. The Trustee may be removed at any time by the Company, pursuant to a resolution of the Board of Directors of the Company, upon delivery to the Trustee of a certified copy of such resolution but no such removal shall be effective until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Trustee, unless such notice period is waived in whole or in part by the Trustee, and (ii) the effective appointment of a successor trustee.

     SECTION 7.3. Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company. Such appointment shall be effective upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Company, and
(b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers, and duties granted the Trustee hereunder.

     SECTION 7.4. If, within sixty (60) days of the delivery of a Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

     SECTION 7.5. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of his/her account, the Trustee shall transfer and deliver the Trust Fund to such successor.


                             ARTICLE VIII

                        TERMINATION OF TRUST

     SECTION 8.1. The Trust may be terminated at any time by the Company, pursuant to a resolution of the Board of Directors thereof, upon delivery to the Trustee of a certified copy of such resolution and a written instrument of termination duly executed and acknowledged in the same form as this Trust Agreement.

     SECTION 8.2. Upon the termination of the Trust, the Trustee shall, after the acceptance and approval of his/her account, distribute each Plan's share of the Trust Fund as directed by the appropriate Administrator pursuant to SECTION 4.5 hereof, or in the absence of such direction, as directed by any court of competent jurisdiction; provided, however, that in the case of a Plan which is a defined benefit plan within the meaning of SECTION 414(j) of the Code, the Trustee shall, after satisfaction of all liabilities with respect to participants in such Plan and their beneficiaries, distribute any remainder of any Plan's equitable share of the Trust Fund which exists because of any actuarial error to the Company or an Affiliate Company upon the written direction of the Company or the appropriate Administrator. Upon completing such distribution, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Trust Fund remains in his/her possession. To the extend directed by the appropriate Administrator, the Trustee shall use the Trust Fund to purchase annuity or other contracts issued by any insurance companies approved by the Administrator.


                               ARTICLE IX

                                AMENDMENT

     SECTION 9.1. This Trust Agreement may be amended, in whole or in part, at any time from time to time, by the Company, pursuant to a resolution of the Board of Directors thereof, by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Trust Agreement, except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; provided, however, that no such amendment shall divert any part of the Trust Fund to purposes other than the exclusive benefit of the participants in the respective Plans and their beneficiaries.


                               ARTICLE X

                             MISCELLANEOUS

     SECTION 10.1. This Trust Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of Connecticut insofar as such laws do not contravene any applicable Federal laws, rules, or regulations.

     SECTION 10.2. The titles to the Articles in this Trust Agreement are included for convenience or reference only and are not to be used in interpreting this Trust Agreement.

     SECTION 10.3. Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

     SECTION 10.4. No right or interest of any participant in a Plan or his/her beneficiaries in the Trust Fund shall be transferrable or assignable or shall be subject to alienation, anticipation, or encumbrance, and no right or interest of any participant in a Plan or his/her beneficiaries in the Trust Fund shall be subject to any garnishment, attachment or execution.

     SECTION 10.5. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Trust Agreement.


                              ARTICLE XI

                         REVOCATION OF TRUST

     SECTION 11.1. If the Trustee shall receive written notice from the Company that the Internal Revenue Service has issued a Final Ruling in writing to the effect that the Trust did not qualify under SECTION 401 of the Code, or if the participation in the Trust affects any prior determination by the Internal Revenue Service as to the qualified status of any Plan, or the deductibility of contributions heretofore made by the Company or any Affiliate Company or its predecessors under any Plan, this Trust shall without further action be revoked with respect to all Plans or with respect to such Plan, as the case may be, and all funds transferred to the Trustee for any Plan for which the Trust is so revoked, together with interest earned on all such funds, and realized and unrealized appreciation and depreciation thereon, less all distributions under such Plan and the Trustee's proper expenses and compensation, shall be transferred to a successor trustee designated by the Company to be administered in accordance with the terms of a trust established for such Plan or shall be distributed by the Trustee in accordance with SECTION 4.5 hereof. If the Company or an Affiliate Company made a contribution to this Trust conditioned on the initial qualification of the Trust under SECTION 401 of the Code, the remainder of such contribution, after payment of the Trustee's proper expenses and compensation, may be refunded to the Company or Affiliate Company upon the written direction of the Company or delivered to a trustee under a replacement trust instrument.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Witness:                          CORCAP, INC.


/s/ Mona G. Estay                 By /s/ John E. Sundman
___________________________       ______________________________
                                  Its Vice President
/s/ Carol Bateman
___________________________

                                  TRUSTEE:

/s/ Mona G. Estay                 /s/ John E. Sundman
___________________________       ______________________________

/s/ Carol Bateman
___________________________

STATE OF CONNECTICUT      )
                          )  ss:               July 12, 1988
COUNTY OF HARTFORD        )

     Personally appeared John E. Sundman, Vice President of CORCAP, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Trustee and the free act and deed of said Corporation, before me.


                              /s/ Diane C. Maleskis
                              ___________________________________
                              My Commission Expires Mar. 31, 1991
                              Commissioner of the Superior Court

STATE OF CONNECTICUT      )
                          )  ss:               July 12, 1988
COUNTY OF HARTFORD        )

     Personally appeared John E. Sundman, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.


                              /s/ Diane C. Maleskis
                              ___________________________________
                              My Commission Expires Mar. 31, 1991
                              Commissioner of the Superior Court

                             EXHIBIT A TO THE
              CORCAP, INC. POOLED PENSION INVESTMENT TRUST

                            Participating Plans


1.     Corcap, Inc. Pension Plan No. 1A

2.     Corcap, Inc. Pension Plan No. 6B

                             EXHIBIT B TO THE
                       CORCAP, INC. POOLED PENSION
                             INVESTMENT TRUST


                Plan                        Transferred Amount

1.     Corcap, Inc. Pension                    $ 1,525,848
       Plan No. 1A

2.     Corcap, Inc. Pension                    $ 1,892,920
       Plan No. 6B

                              FIRST AMENDMENT TO

                                 CORCAP, INC.

                      POOLED PENSION INVESTMENT TRUST


     THIS AMENDMENT, made this 2nd day of October, 1990, by Corcap, Inc. (the "Employer") and consented to by Millard H. Pryor, Jr. (the
"Trustee"),

                             W I T N E S S E T H :

     WHEREAS, the Employer adopted the Corcap, Inc. Pooled Pension Investment Trust (the "Trust") effective as of July 1, 1988 for the purpose of funding one or more employee pension benefit plans qualified under Internal Revenue Code SECTION 401(a); and

     WHEREAS, the Employer reserved the right to amend the Trust in
SECTION 9.1 of the Trust; and

     WHEREAS, the Employer now wishes to amend the Trust in certain respects;

     NOW, THEREFORE, the Trust is amended as follows:

     1. The following new sentence is added to the end of SECTION 2.6 of the Trust:

         "The Trustee shall divest the Trust of all assets attributable to a Plan that is not qualified under SECTION 401(a) of the Code as soon as practicable."

     IN WITNESS WHEREOF, the Employer has executed this Amendment on the date first written above.

Witness:                         CORCAP, INC.


/s/ Karen Landeberg              By /s/ David W. Clark, Jr.
________________________         _______________________________
                                 Its President

     I hereby consent to the adoption of the preceding amendment. Dated on this 2nd day of October, 1990.

                                 TRUSTEE


                                  /s/ Millard H. Pryor, Jr.
                                  _______________________________
                                  Millard H. Pryor, Jr.